                                                                     EXHIBIT 4.1

                          CONSENT ACTION OF CONOCO INC.

         The undersigned, President and Chief Executive Officer of Conoco Inc., pursuant to a delegation from the Board of Directors of Conoco Inc., effective August 12, 1989; subsequent delegations pursuant to corporate Authority limitations and Governance guidelines issued on June 1, 1994, February 10, 1997, October 30, 1997 and April 21, 1999; and pursuant to Article XIX. of the Thrift Plan for Employees of Conoco Inc. and Article XIX. of the Thrift Plan for Retail Employees of Conoco Inc., consents to the following actions:

         RESOLVED, That effective January 1, 2000, Article V. A. and B. of Chapter 1 of the Thrift Plan for Employees of Conoco Inc. shall be amended to read as follows:

         V.       CONOCO CONTRIBUTIONS

                  A.       Amount of Company Contributions

                           1.       Company shall contribute out of its
                                    accumulated earnings and profits to a
                                    Participant's Regular Account an amount
                                    equal to 100 percent of each Participant's
                                    Basic Deposits, except as hereinafter
                                    provided in Article VI. Such contributions shall be paid to the Trustee at least monthly.

                           2. Starting in the month in which Conoco makes its first contribution pursuant to Article V.B. of the Plan, as amended effective January 1, 2000, Conoco shall make a monthly contribution to the Trustee of 1 percent of the monthly compensation in the month preceding the month in which such contribution is made of all Employees eligible to participate in the Plan in the month preceding the month in which the contribution is made, except as hereinafter provided in Article VI. Each Employee who is eligible to participate in the Plan in the month preceding the month in which the contribution is made to the Trustee shall be allocated an amount which is 1 percent of his monthly Compensation in the month preceding the month in which the contribution is made to the Trustee. Such contributions shall be allocated by the Trustee in the month following the month in which the contribution is made to the Trustee among the Regular Employee Accounts of all Employees eligible to participate in the Plan in the month preceding the month in which the contribution is made to the Trustee. After allocation by the Trustee, such contributions shall be invested as provided in Article VII.A.

                  B.       Additional Conoco Contributions

                           This is a profit sharing plan. Conoco may from time to time voluntarily make additional contributions subject to the following provisions, conditions, and limitations:

                           1. No such additional contribution shall be made unless the same is specifically authorized by the Board or its delegee.

                           2. No such additional contribution shall be applicable to the employees of any Affiliated Company participating in the Plan unless such applicability to such employees is authorized by the board of directors of such Affiliated Company.

                           3. Such additional contribution shall be a percentage of the monthly Compensation in the month preceding the month in which such contribution is made of all Employees eligible to participate in the Plan in the month preceding the month in which the contribution is made to the Trustee and shall be paid monthly to the Trustee. The Trustee shall allocate the contribution in the month following the month in which the contribution is made to the Trustee among the Regular Employee Accounts of all Employees eligible to participate in the Plan in the month preceding the month in which such contribution is made to the Trustee. Each Employee who is eligible to participate in the Plan in the month preceding the month in which the contribution is made to the Trustee shall be allocated an amount which is a percentage of his monthly Compensation in the month preceding the month in which such contribution is made. Such percentage shall be the same proportion that the Company contribution under this Article V.B. bears to the monthly Compensation of all Employees eligible to participate in the Plan in the month preceding the month in which the contribution is made to the Trustee. After allocation by the Trustee, such contributions shall be invested as provided in Article VII.A.

                           4. Monthly contributions under Article V.A.2. and V.B.3. shall not exceed 6 percent of the monthly Compensation of all Employees eligible to participate in the Plan in the month preceding the month in which such contributions are made to the Trustee.

         FURTHER RESOLVED, That effective January 1, 2000, the first sentence of
Article VII.A. of Chapter 1 of the Thrift Plan for Employees of Conoco Inc. shall be amended to read as follows:

         A.       Investment Direction

                  A Participant in the Plan shall instruct the Trustee in the form prescribed by the Benefit Board as to the Investment Direction for future deposits, contributions and income to his Employee Account, except that Company contributions made pursuant to Article V.A.2. or Article V.B. shall be invested by the Trustee in the Conoco Stock Fund: Class B Common Stock.

         FURTHER RESOLVED, That Effective January 1, 2000, the first sentence of the third paragraph of Article VIII.A.2. shall be amended to read as follows:

         Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Notwithstanding the preceding sentence, brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase of shares of the Conoco Stock Fund: Class B Common Stock purchased with Company contributions made pursuant to
         Article V.A.2. or B.3. shall not be added to the cost of such securities.

         FURTHER RESOLVED, That effective January 1, 2000, Article XIV.H.(a) of Chapter 1 of the Thrift Plan for Employees of Conoco Inc. shall be amended to read as follows:

         Brokerage fees, transfer taxes, investment fees, wrap fees, rebalancing fees and other expenses incident to the purchase, sale and operation of securities and other investments and incident to the administration of Options A, B, C and D shall be included in the cost of such securities or investments or deducted from the sale proceeds, as the case may be. Notwithstanding the preceding sentence, brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase of shares of Conoco Stock Fund: Class B Common Stock purchased with Company contributions made pursuant to Article V.A.2. or B.3 shall not be added to the cost of such securities.

         FURTHER RESOLVED, That effective January 1, 1997, Article X.E.1. and 2. of Chapter 1 of the Thrift Plan for Employees of Conoco Inc. shall be amended to read as follows:

         E.       Compliance with Minimum Distribution Rules

                  1.       General Rule

                           Notwithstanding any other provision of this Plan, beginning January 1, 1985, a Member, Beneficiary Member, Terminated Member, Retired Member, or Alternate Payee shall receive

                           Minimum Distributions. "Minimum Distributions" shall mean distributions in such amounts as are required to satisfy section 401(a)(9) of the Code, the incidental death benefit rule of section 401(a)(9)(G) of the Code, and regulations under both of those Code sections, and which are made no later than required to satisfy section 401(a)(9) of the Code and regulations thereunder. Except as provided in Article X.E.2., 3. and 4. below, a Member, Beneficiary Member, Terminated Member, Retired Member, or Alternate Payee shall receive his Minimum Distributions on or before his Required Beginning Date in the form of a lump sum payment of his entire Vested Account.

                           In the case of a Member, Terminated Member, or Retired Member, who reaches age 70 1/2 prior to the year 2000, or a 5 percent owner of the Company, the Required Beginning Date is April 1 of the year following the year in which such individual turned age 70 1/2.

                           In the case of a Member, Terminated Member, or Retired Member, who reaches age 70 1/2 on or after January 1, 2000, the Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the individual reaches age 70 1/2 or the calendar year in which the individual ceases to be employed by the Corporate Employer.

                           In the case of a Beneficiary Member or Alternate Payee, the Required Beginning Date is December 31 of the year in which the Member to whom the benefit relates turns or would have turned age 70 1/2, if such Member turns or would have turned age 70 1/2 prior to the year 2000.

                           In the case of a Beneficiary Member or Alternate Payee, the Required Beginning Date is December 31 of the later of the calendar year in which the Member to whom the benefit relates turns 70 1/2, would have turned age 70 1/2, or ceases to be employed by the Corporate Employer, if such Member turned or would have turned age 70 1/2 on or after January 1, 2000.

                  2.       Active Employee

                           If a Member, who attains age 70 1/2 before January 1, 2000, has not terminated employment with Conoco on April 1 of the calendar year following the calendar year in which he attained age 70 1/2, his Minimum Distribution will begin no later than that date in the form of a Lifetime Periodic Payment.

         FURTHER RESOLVED, That effective January 1, 1999, Article X.E.1. and 2. of the Thrift Plan for Retail Employees of Conoco Inc. shall be amended to read as follows:

         E.       Compliance with Minimum Distribution Rules

                  1.       General Rule

                           Notwithstanding any other provision of this Plan, a Member, Beneficiary Member, Terminated Member, Retired Member, or Alternate Payee shall receive minimum Distributions. "Minimum Distributions" shall mean distributions in such amounts as are required to satisfy section 401(a)(9) of the Code, the incidental death benefit rule of section 401(a)(9)(G) of the Code, and regulations under both of those Code sections, and which are made no later than required to satisfy section 401(a)(9) of the Code and regulations thereunder. Except as provided in Article X.E.2., 3. and 4. below, a Member, Beneficiary Member, Terminated Member, Retired Member, or Alternate Payee shall receive his Minimum Distributions on or before his Required Beginning Date in the form of a lump sum payment of his entire Vested Account.

                           In the case of a Member, Terminated Member or Retired Member, who reaches age 70 1/2 prior to the year 2000, or a 5 percent owner of the Company, the Required Beginning Date is April 1 of the year following the year in which such individual turned age 70 1/2.

                           In the case of a Member, Terminated Member, or Retired Member, who reaches age 70 1/2 on or after January 1, 2000, the Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the individual reaches age 70 1/2 or the calendar year in which the individual ceases to be employed by the Corporate Employer.

                           In the case of a Beneficiary Member or Alternate Payee, the Required Beginning Date is December 31 of the year in which the Member to whom the benefit relates turns or would have turned age 70 1/2 prior to the year 2000.

                           In the case of a Beneficiary Member or Alternate Payee, the Required Beginning Date is December 31 of the later of the calendar year in which the Member to whom the benefit relates turns 70 1/2, would have turned age 70 1/2, or ceases to be employed by the Corporate Employer, if such Member turned or would have turned age 70 1/2 on or after January 1, 2000.

                  2.       Active Employee

                           If a Member, who attains age 70 1/2 before January 1, 2000, has not terminated employment with Conoco on April 1 of the calendar year following the calendar year in which he attained age 70 1/2, his Minimum Distribution will begin no later than that date in the form of a Lifetime Periodic Payment.

         Witness the signature this 31st day of December 1999.

                                         /s/ Archie W. Dunham
                                         ---------------------------------------
                                         Archie W. Dunham